Exhibit 10.1.g

GUARANTY

            This Guaranty, dated as of January 1, 2003, is made by Great Plains Energy Incorporated (herein called "Guarantor"), a Missouri corporation with its principal place of business located at 1201 Walnut, Kansas City, Missouri 64106, in favor of The Cincinnati Gas & Electric Company (herein called "Creditor") with its principal place of business located at 139 East 4th Street, Cincinnati, Ohio 45201.

            In order to induce Creditor to enter into, from time to time, agreements or contracts (herein collectively called the "Agreements") with Strategic Energy, L.L.C. (herein called "Debtor"), a Delaware limited liability company and a related company of Guarantor (Guarantor has an indirect ownership interest in Debtor), with its principal place of business located at Two Gateway Center, Pittsburgh, PA 15222, Guarantor acknowledges adequate consideration and hereby agrees as follows:

            Section 1. Guaranty. Guarantor hereby unconditionally guarantees the punctual and complete payment when due (whether at stated maturity, by acceleration or otherwise), of any and all indebtedness, liabilities, and obligations under the Agreements of Debtor to Creditor now or hereafter existing, whether absolute or contingent, joint and/or several, secured or unsecured, direct or indirect (all such indebtedness, liabilities and obligations are being herein collectively called the "Obligations"). This Guaranty is a guarantee of payment and not of collection. Guarantor acknowledges that it is jointly and severally liable for payment of the Obligations.

            Section 2. Demands. If Debtor fails or refuses to pay any Obligations when due, and Creditor elects to exercise its rights under this Guaranty, Creditor shall make a demand upon Guarantor (hereinafter referred to as a "Payment Demand"). A Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Debtor has failed to pay and an explanation of why such payment is due, with a specific statement that Creditor is calling upon Guarantor to pay under this Guaranty. A Payment Demand satisfying the foregoing requirements when delivered to Guarantor pursuant to Section 7 of this Guaranty shall be required with respect to Obligations before Guarantor is required to pay such Obligations hereunder and shall be deemed sufficient notice to Guarantor that it must pay the Obligations within thirty (30) days after its receipt of the Payment Demand. A single written Payment Demand that complies with the terms of this Section 2 shall be effective as to any specific failure to pay during the continuance of such failure to pay, until Debtor or Guarantor has cured such failure to pay, and additional written demands concerning such failure to pay shall not be required until such failure to pay is cured.

            Section 3. Waiver. Except as otherwise provided in Sections 2, 5 or 8 hereof, Guarantor hereby waives:

            (a)            notice of acceptance of this Guaranty, of the creation and/or existence of any of the Obligations and of any action by Creditor in reliance hereon or in connection herewith;

            (b)            promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations; and

            (c)            any requirement that suit be brought against, or any other action by Creditor be taken against, or any notice of default or other notice be given to, or any demand be made on, the Debtor or any other person, or that any other action be taken or not taken as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

Except as to applicable statutes of limitation or repose, no delay of Creditor in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from any obligations hereunder.

Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof or any changes or modifications to the terms of the Agreements (collectively, "Changes"); however, such consent shall not be deemed to add to, delete from, or modify any of the terms and conditions of this Guaranty. Creditor shall take reasonable efforts to seasonably notify Guarantor of any Changes; provided that Creditor's failure to provide such notice shall not affect the validity or effectiveness of such Changes or Guarantor's obligations hereunder.

            Section 4. Representations and Warranties. Guarantor hereby represents and warrants to Creditor as follows:

            (a)            Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified and in good standing in each jurisdiction where the nature of its business or the character of the assets and properties owned or held under lease by it requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on Guarantor. Guarantor has all requisite power and authority, organizational or otherwise, to conduct in all material respects its business and to own, or hold under lease, its material assets or properties and to execute and deliver, and perform all of its obligations under this Guaranty;

            (b)            The execution, delivery and performance by Guarantor of this Guaranty are within the Guarantor's organizational powers, have been duly authorized by all necessary corporate action and do not contravene the organizing documents of Guarantor or any law or material contractual restriction binding on or affecting Guarantor; and

            (c)            This Guaranty is the legal, valid and binding obligation of Guarantor enforceable against the Guarantor in accordance with its terms except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by general principles of equity.

            Section 5. Setoffs and Counterclaims. Without limiting Guarantor's own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Debtor or any other affiliate of Guarantor is or may be entitled to, relating to or arising from or out of the Agreements or otherwise, except for defenses relating to, arising from or out of the bankruptcy, insolvency, dissolution or liquidation of Debtor.

            Section 6. Amendments, etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 7. Addresses for Notices. All notices and other communications provided for hereunder (collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

      To Guarantor:                Great Plains Energy Incorporated
                                           1201 Walnut
                                           Kansas City, MO 64106
                                           Fax No.: (816) 556-2992
                                           Attn: Treasurer

      To Creditor:                  The Cincinnati Gas & Electric Company
                                           139 East 4th Street
                                           Cincinnati, OH 45201
                                           Fax No.: (513) 419-5597
                                           Attn: Credit Manager

            Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

            Section 8. No Waiver; Remedies. Except as to applicable statutes of limitation or repose, no failure on the part of Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 9. Continuing Guaranty; Termination. This Guaranty is an absolute and continuing guaranty, except as specifically set forth herein. This Guaranty shall terminate on the first to occur of (a) ten (10) days after Creditor receives written notice from Guarantor of such termination, (b) the full payment of all Obligations, and (c) December 31, 2003 (the "Termination Date"). Except as set forth in the next sentence, from and after the Termination Date, Guarantor shall have no liability whatsoever for any Obligations created or incurred either before, on or after the Termination Date. Notwithstanding the preceding sentence, (i) no termination of this Guaranty pursuant to clause (a) of this Section 9 shall affect Guarantor's obligations hereunder for any Obligations created or incurred on or before the Termination Date, and (ii) this Guaranty shall continue to be effective or reinstated, as the case may be, if at any time payment of the Obligations created or incurred on or before the Termination Date, or any part thereof, is rescinded or must otherwise be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made. Guarantor's obligations hereunder may not be assigned without Creditor's written consent. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Creditor and its successors and assigns.

            Section 10. Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to conflict of laws principles of said state.

            Section 11. Limitation on Guarantor's Liability. Notwithstanding anything herein to the contrary, the liability of Guarantor under this Guaranty shall be limited to the following:

            (a)            Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made by Debtor under the Agreements, but in no event shall Guarantor be liable or otherwise subject hereunder to any indirect, special, incidental, consequential, exemplary, punitive or tort damages, costs, attorney's fees and expenses or loss of profits; and

            (b)            Guarantor's aggregate liability to Creditor under this Guaranty is limited to and shall not exceed Five Million Dollars ($5,000,000).

            Section 12. Entire Agreement. This Guaranty embodies the entire agreement and understanding between Guarantor and Creditor and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof.

            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

GREAT PLAINS ENERGY INCORPORATED

By: /s/ Andrea F. Bielsker
Name:  Andrea F. Bielsker
Title:  Senior Vice President - Finance, Chief Financial Officer and Treasurer

First Amendment to Guaranty

            This First Amendment to Guaranty (the "First Amendment") is made and entered into as of March 7, 2003, by and between Great Plains Energy Incorporated (the "Guarantor") and The Cincinnati Gas & Electric Company (the "Creditor"), and, each a "Party" and collectively the "Parties".

            Witnesseth:

            Whereas, Guarantor issued a certain guaranty dated as of January 1, 2003, in favor of Creditor relating to certain agreements or contracts between Strategic Energy, L.L.C. ("Strategic") and the Creditor (the "Guaranty"), and

            Whereas, Guarantor and Creditor wish to amend the Guaranty as set forth below.

            Therefore, in consideration of the premises and of the mutual agreements herein contained, the receipt and sufficiency of which is acknowledged by Guarantor and Creditor, the Parties agree as follows:

            Section 1. Amendment of Section 11(b). Section 11(b) of the Guaranty is hereby amended in its entirety to read as follows:

"(b)            Guarantor-s aggregate liability to Creditor under this Guaranty is limited to and shall not exceed Eighteen Million Dollars ($18,000,000)."

            Section 2. Effectiveness of Amendment. This First Amendment shall be effective as of the date first above written. Except as specifically amended herein, the Guaranty shall remain in full force and effect in accordance with its terms.

            In witness whereof, the Parties have signed this First Amendment as of the date first written above.

Great Plains Energy Incorporated

/s/ Andrea F. Bielsker
Andrea F. Bielsker
Senior Vice President - Finance, Chief Financial Officer and Treasurer

The Cincinnati Gas & Electric Company

By: /s/ M. Stephen Harkness
Name: M. Stephen Harkness
Title: COO & CFO